NORTH COUNTRY FINANCIAL CORPORATION

        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                       ARTICLE I

           Establishment of Plan and Purpose

     1.01.  Establishment of Plan.  This document
contains the North Country Financial Corporation
Supplemental Executive Retirement Plan, effective as of
November 1, 1999 (the "Plan").

     1.02.  Preamble and Purpose.  North Country
Financial Corporation is a sponsoring employer of the North Country Financial Corporation 401(k) Profit
Sharing Plan (the "401(k) Profit Sharing Plan"), a defined contribution retirement plan, qualified under
Section 401(a) of the Code. Allocations for any given plan year under the 401(k) Profit Sharing Plan may be restricted for certain employees because of the compensation limit under Code Section 401(a)(17), the nondiscrimination test for elective deferrals under Code Section 401(k)(3), the nondiscrimination test for matching contributions under Code Section 401(m)(2), the limit on elective deferrals under Code Section
402(g), and/or the limit on annual additions under Code
Section 415(c)(1).  If it is necessary to restrict
allocations to such employees under the 401(k) Profit
Sharing Plan as a result of the rules of Code Sections
401(a)(17), 401(k)(3), 401(m)(2), 402(g), and/or
415(c)(1), North Country Financial Corporation desires to provide supplementary unfunded payments under this Plan designed to maintain the level of total retirement benefits, which, but for the limitations on benefits required by Code Sections 401(a)(17), 401(k)(3),
401(m)(2), 402(g), and/or 415(c)(1), would otherwise be
payable under the 401(k) Profit Sharing Plan.

     The parties intend that, for purposes of Title I of ERISA, the arrangement described herein be unfunded and maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated Employees.

                      ARTICLE II

             Definitions and Construction

     As used herein, the following words shall have the following meanings:

     2.01.  Definitions.

          (a)  "Account" means the bookkeeping account
     maintained for each Participant pursuant to
     Article IV, below.

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          (b)  "Administrator" means the person or
     persons selected pursuant to Article VII below to control and manage the operation and administration of the Plan.

          (c)  "Beneficiary" or "Beneficiaries" means
     the person or persons designated by a Participant, on the Beneficiary Designation Form provided by the Administrator, to receive benefits hereunder or, failing such a designation, the Participant's spouse or, if none, his estate.

          (d)  "Beneficiary Designation Form" means a
     form filed by a Participant with the Administrator which indicates the Beneficiary or Beneficiaries who will receive the remainder of his Account, if any, in the event of his death, as provided in
     Section 6.02.

          (e) "Change of Control," with respect to the Company, means any of the following: (a) the commencement by any person or group of persons, other than one or more of the Companies, of a tender or exchange offer for twenty-five percent
     (25%) or more of the outstanding shares of the common stock of the Company; (b) the acceptance by the board of directors of the Company of, or the public recommendation by such board that the stockholders of the Company accept, an offer from any person or group of persons, other than one or more of the Companies, to acquire twenty-five percent (25%) or more of either the outstanding shares of the common stock of the Company or the consolidated assets of the Company; (c) the acquisition, by any person or group of persons, of the beneficial ownership or the right to acquire beneficial ownership of twenty-five percent (25%) or more of the outstanding shares of the common stock of the Company (the term "group" and "beneficial ownership" as used in this paragraph having the meanings assigned thereto in Section
     13(d) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder); or (d) the Company (or any of the Companies in the aggregate representing at least twenty-five (25%) of the consolidated assets of the Companies), shall have entered into an agreement with any person, or any person shall have filed a draft or final application or notice with the Board of Governors of the Federal Reserve System or the Office of the Comptroller of the Currency or any other federal or state regulatory agency for approval, to (i) merge or consolidate with, or enter into any similar transaction with, the Company or such Companies, in which the Company or one of the Companies is not the survivor,
     (ii) purchase, lease or otherwise acquire all or substantially all of the assets of the Company or such Companies, or (iii) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or any similar transaction) or otherwise hold or own, securities representing twenty-five percent (25%) or more of the voting power of the Company or such Companies.

          (f)  "Code" means the Internal Revenue Code
     of 1986, as amended.

          (g)  "Companies" means North Country
     Financial Corporation and any subsidiary thereof now or hereinafter created.

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          (h)  "Company" means North Country Financial
     Corporation, a Michigan corporation, or a successor thereof.

          (i) "Disability" shall have the same meaning as in the Company's Long-Term Disability Plan.

          (j)  "Employee" means an employee of any one
     or more of the Companies.

          (k)  "Employment" means employment with any
     one or more of the Companies.

          (l)  "ERISA" means the Employee Retirement
     Income Security Act of 1974, as amended.

          (m)  "Excess Amount" means, for each Plan
     Year, the amount of contributions which would have been allocated to a Participant's account under the 401(k) Profit Sharing Plan without giving effect to the limitations imposed by Code Sections
     401(a)(17), 401(k)(3), 401(m)(2), 402(g), and/or
     415(c)(1) for such Plan Year, less the amount of contributions actually allocated to the
     Participant's 401(k) Profit Sharing Plan account for such Plan Year.

          (n)  "401(k) Profit Sharing Plan" means the
     North Country Financial Corporation 401(k) Profit
     Sharing Plan, as amended from time to time.

          (o)  "Investment Election" means the form
     filed by the Participant with the Administrator from time to time, which designates the Participant's investment choices.

          (p)  "Participant" means any select
     management or highly compensated Employee who
     (i) is entitled to an allocation of contributions for any Plan Year under the 401(k) Profit Sharing
     Plan but such allocation is reduced by reason of the application of the limitations of Code
     Sections 401(a)(17), 401(k)(3), 401(m)(2), 402(g),
     and/or 415(c)(1), and (ii) is designated by the Company, in its sole discretion, as eligible to participate in this Plan.

          (q)  "Payment Election Form" means a form
     provided by the Administrator on which a Participant may designate the payment method by which he will receive a benefit he is due under the Plan.

          (r)  "Plan" means the North Country Financial
     Corporation Supplemental Executive Retirement
     Plan, as stated herein and as amended from time to time.

          (s)  "Plan Year" means (i) the two (2)-month
     period beginning on November 1, 1999 and ending on December 31, 1999, and (ii) thereafter, the 12-month period beginning on each January 1 and ending on the following December 31.

          (t)  "Year of Service" shall have the same
     meaning as in the 401(k) Profit Sharing Plan.

     2.02.  Construction.   The laws of the State of
Michigan, as amended from time to time, shall govern the construction and application of this Plan. Words used in the masculine gender shall include the feminine and words used in the singular shall include the plural, as appropriate. All references to statutory sections shall include the section so identified as amended from time to time or any other statute of similar import. If any provisions of the Code, ERISA, or other statutes or regulations render any provisions of this Plan unenforceable, such provision shall be of no force and effect only to the minimum extent required by such law.

                      ARTICLE III

                      Eligibility

     Any Employee who meets the definition of Participant in Section 2.01(p), above, shall be eligible to participate in this Plan in any Plan Year.
Eligibility to participate in the Plan for one Plan
Year does not guarantee eligibility for a subsequent
Plan Year.

                      ARTICLE IV

                        Account

     4.01.  Establishment of Account.  Only for the
purpose of measuring payments due Participants hereunder, the Company shall maintain on behalf of each Participant an Account to which the Company shall credit the Excess Amounts and earnings thereon for each Plan Year as set forth in Section 4.03, below.

     4.02. Nature of Account. The Account hereunder and assets, if any, acquired by the Company to measure a Participant's benefits hereunder, shall not constitute or be treated for any reason as a trust for, property of, or a security interest for the benefit of, a Participant, his Beneficiaries or any other person.
Participants and the Company acknowledge that the Plan constitutes a promise by the Company to pay benefits to the Participants or their Beneficiaries, that a Participant's rights hereunder are limited to those of a general unsecured creditor of the Company and that the establishment of the Plan or acquisition of assets to measure a Participant's benefits hereunder does not prevent any property of the Company from being subject to the right of all the Company's creditors.

     4.03.  Maintenance of Account.

          (a)  Accounts shall be reconciled no less
     frequently than semi-annually. The Company shall increase the Account of each Participant by (i) the Excess Amount, if any, which shall be credited as of December 31 of the Plan Year, and (ii) any income or gains resulting as if the Account, computed in accordance with Subsection 4.03(b), below, were invested pursuant to the timely-filed
     Investment Elections in effect from time to time during such Plan Year and decrease the Account by
     (i) any withdrawals from the Account during any Plan Year, and (ii) any losses resulting as if the Account, computed in accordance with Subsection
     4.03(b), below, were invested pursuant to the timely-filed Investment Elections in effect from time to time during such Plan Year.

          (b) For purposes of computing the investment return on the Account for any Plan Year, the principal balance as of the first day of the relevant Plan Year shall equal the balance as of the final day of the preceding Plan Year, including the Excess Amount, if any, credited to the Account for the prior Plan Year, pursuant to Subsection 4.03(a) hereof, and decreased by any distributions made to the Participant or his Beneficiaries during the Plan Year.

     4.04.  Investment Elections.

          (a)  A Participant may file an Investment
     Election with the Administrator setting forth his investment preferences used to value his Account.
     The initial investment options available to Participants are (i) the Moody's A Long-Term
     Corporate Bond Rate (the "fixed rate investment option") adjusted annually to equal the average yield for the month of September of the previous year, and (ii) the total return of the Standard &
     Poor's 500 Index for the applicable period.  All
     Investment Elections must be in increments of 10%.
     If a Participant does not file an Investment
     Election with the Administrator, the Account shall be deemed to be invested in the fixed rate investment option. The Participant may change his Investment Election as of January 1 or July 1 in any Plan Year by delivering to the Administrator a new Investment Election at least 15 days prior to such January 1 or July 1.

          (b)  A Participant's Account shall reflect
     only the performance of such investment indices and the Participant shall have no property right or security interest in the actual investment performance of any assets invested by the Company to provide for the payment of benefits under this Plan.

          (c)  Upon a Change of Control, the Company,
     the Administrator, or any successor thereto, may not change the investment choices available to Participants hereunder without the consent of a majority of the holders of Account balances under the Plan.

                       ARTICLE V

                        Vesting

     Subject to the rights of the Company's creditors as set forth in Section 4.02 above, the Account of a Participant, including all earnings accrued thereto, shall become fully vested only after such Participant has three Years of Service, as defined in the 401(k)
Profit Sharing Plan. Notwithstanding anything herein to the contrary, if a Participant terminates Employment prior to completing three Years of Service, he shall be entitled to nothing under this Plan.

                      ARTICLE VI

                     Distributions

     6.01.  For Reasons Other Than Death.

          (a)  In the event that the value of a
     Participant's Account exceeds $25,000 as of January 1 of the Plan Year in which his Employment terminates, the Company shall pay an amount equal to the balance of a Participant's Account to him in accordance with his choice on the Payment
     Election Form that he has filed with the Administrator prior to the date his Employment terminates.

          (b) If a Participant's Employment terminates on or after the date he reaches age 55, other than because of death or Disability, and after he has completed at least ten Years of Service, he may elect to have his Account balance distributed in accordance with one of the following methods:

               (i)  In a lump sum, on or before
          February 15 of the Plan Year immediately following the Plan Year in which the Participant's Employment terminates.

               (ii)  In monthly installments, starting
          on January 1 of the Plan Year immediately following the Plan Year in which the Participant's Employment terminates, over five years, using the declining balance method, computed annually.

               (iii)  In monthly installments, starting
          on January 1 of the Plan Year immediately following the Plan Year in which the Participant's Employment terminates, over ten years, using the declining balance method, computed annually.

               (iv)  In monthly installments, starting
          on January 1 of the Plan Year immediately following the Plan Year in which the Participant's Employment terminates, over fifteen years, using the declining balance method, computed annually.

               (v)  In monthly installments, starting
          on January 1 of the sixth Plan Year following the Plan Year in which the Participant's
          Employment terminates, over five years, using the declining balance method, computed annually.

               (vi)  In monthly installments, starting
          on January 1 of the sixth Plan Year following the Plan Year in which the Participant's
          Employment terminates, over ten years, using the declining balance method, computed annually.

          (c) Notwithstanding the foregoing provisions of this Section 6.01, if the Participant's
     Employment terminates (i) before the date he reaches age 55, (ii) on or after the date he reaches age 55 because of death or Disability, or (iii) on or after the date he reaches age 55 with fewer than ten Years of Service, and he has elected pay-out pursuant to one of the monthly installment options above, his Account balance will be paid in monthly installments, starting on January 1 of the Plan Year immediately following the Plan Year in which his Employment terminates, over five years, regardless of his election.

          (d)  A Participant may change his Payment
     Election Form at any time; provided, however, that the change will only be effective if he files a new Payment Election Form with the Administrator at least one year prior to his termination of Employment, except in the case of his initial
     Payment Election Form under the Plan.
     Notwithstanding any other provision of this
     Section 6.01 and any Payment Election Form previously filed by the Participant with the Administrator, in the event that the value of the Account of the Participant is less than $25,000 as of January 1 of the Plan Year in which his Employment terminates, any distribution to, or on behalf of, such Participant shall be in the form of a lump sum paid on or before February 15 of the Plan Year immediately following the Plan Year in which the Participant's Employment terminates. If a Participant does not timely file a Payment
     Election Form with the Administrator, he will be deemed to have elected payment in a lump sum.

     6.02.  Upon Death.

          (a)  Upon a Participant's death, any balance
     remaining in his Account shall be paid by the Company in accordance with his most recent Payment
     Election Form on file with the Administrator, except that such payments shall be made to the Beneficiary or Beneficiaries specified by the Participant on such Beneficiary Designation Form, or, if none, to his surviving spouse or, if none, to his estate. Each Participant may file a Beneficiary Designation Form with the
     Administrator on which he shall designate a Beneficiary or Beneficiaries to receive the unpaid balance of his Account upon his death and may revoke or modify such Beneficiary Designation Form at any time and from time to time by submitting to the Administrator a new Beneficiary Designation
     Form.

          (b)  If a Participant dies prior to the
     payment of any amount to him from his Account, his Beneficiary or Beneficiaries shall receive payments in accordance with Section 6.01 hereof.

          (c)  If a Participant designates multiple
     Beneficiaries on his Beneficiary Designation Form as either primary or contingent Beneficiaries, and one of the Beneficiaries has predeceased the Participant, the deceased Beneficiary's share shall be paid to the Beneficiary's estate unless the Participant provides otherwise in his Beneficiary Designation Form. For example, if a
     Participant designates his spouse on his Beneficiary Designation Form as his sole primary
     Beneficiary and his three children as equal contingent Beneficiaries, and if his spouse and one such child predecease the Participant, each of the two surviving children would receive one-third of the distributions from the Participant's
     Account, the predeceased child's one-third share would be paid to his estate, and no distributions would be paid to his spouse's estate.

          (d)  If a Beneficiary survives a Participant
     but dies before he receives the entire amount in the Account due him, the Company shall make payments to the estate of the Beneficiary in accordance with the Participant's most recent
     Payment Election Form on file with the
     Administrator. For example, if a Participant designates his spouse as his sole primary
     Beneficiary and his three children as equal contingent Beneficiaries, and if his spouse survives the Participant and begins to receive distributions from the Participant's Account pursuant to the terms of this Plan, but dies before receiving all of the distributions to which she is entitled, any remaining distributions shall be paid to the spouse's estate and not to the Participant's contingent Beneficiaries.

                      ARTICLE VII

              Administration of the Plan

     7.01.  Appointment of Separate Administrator.  The
Company shall be the Administrator of the Plan, unless the Company designates an individual or individuals to administer the Plan on its behalf. Persons serving as Administrator may resign by written notice to the Company and the Company may appoint or remove such persons. An Administrator consisting of more than one person (for example, a committee of individuals) shall act by a majority of its members at the time in office.
An Administrator consisting of more than one person may authorize any one or more of its members to execute any document or documents on behalf of the Administrator, in which event the Administrator shall notify the Company of the member or members so designated. The
Company shall accept and rely upon any document executed by such member or members as written evidence of such designation. No person serving as Administrator shall vote or decide upon any matter relating solely to himself or solely to any of his rights or benefits pursuant to the Plan.

     7.02. Powers and Duties. The Administrator shall administer the Plan in accordance with its terms. The
Administrator shall have full and complete authority and control with respect to Plan operations and administration unless the Administrator allocates and delegates such authority or control pursuant to the procedures stated in Subsection 7.02(b) or (c), below.
Any decisions of the Administrator or its delegate shall be final and binding upon all persons dealing with the Plan or claiming any benefit under the Plan.
The Administrator shall have all powers which are necessary to manage and control Plan operations and administration including, but not limited to, the following:

          (a)  To employ such accountants, counsel, or
     other persons as it deems necessary or desirable in connection with Plan administration. The
     Company shall bear the costs of such services and other administrative expenses.

          (b)  To designate in writing persons other
     than the Administrator to perform any of its powers and duties hereunder.

          (c)  The discretionary authority to construe
     and interpret the Plan, including the power to construe disputed provisions.

          (d)  To resolve all questions arising in the
     administration, interpretation, and application of the Plan including, but not limited to, questions as to the eligibility or the right of any person to a benefit.

          (e) To adopt such rules, regulations, forms, and procedures from time to time as it deems advisable and appropriate in the proper administration of the Plan.

          (f)  To prescribe procedures to be followed
     by any person in applying for distributions pursuant to the Plan and to designate the forms or documents, evidence, and such other information as the Administrator may reasonably deem necessary, desirable, or convenient to support an application for such distribution.

     7.03.  Records and Notices.  The Administrator
shall maintain all books of accounts, records, and other data as may be necessary for proper Plan administration.

     7.04. Compensation and Expenses. The expenses incurred by the Administrator in the proper administration of the Plan shall be paid by the Company. An Administrator who is an Employee shall not receive any additional fee or compensation for services rendered as an Administrator.

     7.05. Limitation of Authority. The Administrator shall not add to, subtract from, or modify any of the terms of the Plan, change or add to any benefits prescribed by the Plan, or waive or fail to apply any Plan requirement for benefit eligibility.

     7.06.  Claim and Appeal Procedures.  Any
Participant or Beneficiary, or the duly authorized representative of either such person (a "Claimant") may file a written claim with the Administrator if he believes he is being denied any rights or benefits under the Plan. The Claimant must file any such claim by certified mail, return receipt requested, to the address for notice contained in Section 8.04 hereof.
If the Claimant's claim is wholly or partially denied, the Administrator will notify him of its decision on the claim in writing. The Administrator's notice to the Claimant will be given to the Claimant within 90 days after the Administrator receives his claim (or within 180 days, if special circumstances require an extension of time for processing his claim, and if the Administrator notifies the Claimant, in writing, within the initial 90-day period, of such extension and circumstances). If the Administrator's notice is not provided to the Claimant within such period, the claim will be considered denied as of the last day of the period and the Claimant may request an appeal of his denied claim. The Administrator's notice to the Claimant will set forth:

          (a)  The specific reasons for the denial;

          (b)  Specific references to pertinent Plan
     provisions on which the Administrator based its denial;

          (c) A description of any additional material and information necessary for the Claimant to perfect his claim and an explanation of why the material or information is necessary; and

          (d)  That if the Claimant wishes to appeal
     the denial of his claim, he may file a written appeal with the Administrator, by certified mail, return receipt requested, to the address for notice contained in Section 8.04 hereof, within 60 days after he receives the Administrator's written notice of the denial of his claim. The
     Administrator's written notice of the denial of his claim will also inform the Claimant that if he fails to appeal the Administrator's denial of his claim, in writing, within the 60-day period for filing such appeals, the Administrator's denial of his claim will become final, binding, and conclusive upon the expiration of such 60-day period. The Administrator's written notice of the denial of the Claimant's claim must identify the persons who serve as the Administrator and the name and address of the Administrator to whom the Claimant may file his appeal.

     Within the 60-day period described in
Section 7.06(d) above, the Claimant (or his duly authorized representative) may (i) file a written appeal with the Administrator for a review of his denied claim and of pertinent documents, and
(ii) submit written issues and comments to the Administrator. The Administrator will notify the Claimant (or his duly authorized representative) of its decision in writing. Such notice will be written in a manner calculated to be understood by such person and will contain specific references to pertinent Plan provisions. The Administrator's decision on appeal will be made within 60 days after the Administrator receives the Claimant's written appeal (or within 120 days, if special circumstances require an extension of time for processing the appeal, such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given by the Administrator to such person within the initial 60-day period). If the Administrator does not make its decision on appeal within such period, the Claimant's claim will be considered denied.

                     ARTICLE VIII

                  General Provisions

     8.01. Assignment. No Participant or Beneficiary may sell, assign, transfer, encumber, or otherwise dispose of the right to receive payments hereunder. A
Participant's rights to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of a Participant or a Beneficiary.

     8.02.  Employment Not Guaranteed by Plan.  The
establishment of this Plan and the Company's designation of an eligible Employee as a Participant, shall not give any Participant the right to continued
Employment or limit the right of the Company to dismiss or impose penalties upon the Participant or modify the terms of his Employment.

     8.03. Termination and Amendment. The Company may at any time terminate, suspend, alter, or amend this Plan and no Participant or any other person shall have any right, title, interest, or claim against the Company, its directors, officers, or employees for any amounts, except that (i) the Participant shall be fully vested in his Account hereunder as of the date on which the Plan is terminated or suspended if he has met the vesting requirements contained in Article V hereof,
(ii) no amendment shall eliminate the crediting of an investment return on an Account prior to the complete distribution thereof or provide for a distribution method which accelerates the timing of distributions hereunder without the consent of a Participant, and
(iii) subsequent to a Change of Control, unless a majority of the holders of Account balances agree to the contrary, the Company or the Administrator may not alter (a) the choice of investments in the Investment
Election as in effect immediately before the Change of Control, and (b) the payout options contained in the Payment Election Form as in effect immediately before the Change of Control.

     8.04. Notice. Any and all notices, designations or reports provided for herein shall be in writing and delivered personally or by certified mail, return receipt requested, addressed, in the case of the Company, to the Secretary of the Company at 130 South
Cedar Street, Manistique, Michigan 49854; in the case of the Administrator, to the Administrator, in care of the Secretary of the Company, at such address; and, in the case of a Participant or Beneficiary, to his home address as shown on the records of the Company. The addresses referenced herein may be changed by a notice delivered in accordance with the requirement of this
Section 8.04.

     8.05. Limitation on Liability. In no event shall the Company, Administrator, or any employee, officer, or director of the Company incur any liability for any act or failure to act unless such act or failure to act constitutes a lack of good faith, willful misconduct, or gross negligence with respect to the Plan or the trust established in connection with the Plan.

     8.06.  Indemnification.  The Company shall
indemnify the Administrator and any employee, officer, or director of the Company against all liabilities arising by reason of any act or failure to act unless such act or failure to act is due to such person's own gross negligence or willful misconduct or lack of good faith in the performance of his duties to the Plan.
Such indemnification shall include, but not be limited to, expenses reasonably incurred in the defense of any claim, including reasonable attorney and legal fees, and amounts paid in any settlement or compromise;
provided, however, that indemnification shall not occur to the extent that it is not permitted by applicable law. Indemnification shall not be deemed the exclusive remedy of any person entitled to indemnification pursuant to this section. The indemnification provided hereunder shall continue as to a person who has ceased acting as a director, officer, member, agent, or employee of the Administrator or as an officer, director, or employee of the Company and such person's rights shall inure to the benefit of his heirs and representatives.

     8.07.  Headings.  All articles and section
headings in this Plan are intended merely for convenience and shall in no way be deemed to modify or supplement the actual terms and provisions stated thereunder.

     8.08. Severability. Any provision of this Plan prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof. The illegal or invalid provisions shall be fully severable and this Plan shall be construed and enforced as if the illegal or invalid provisions had never been inserted in this Plan.